EXHIBIT 16.1

August 11, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC   USA   20549

Re:  Savoy Energy Corporation

We have read and agree with the statements under Item 4.01 of the Form 8-K report dated August 11, 2011 regarding our firm.

We have no basis to agree or disagree with any other matters reported therein.

Very truly yours,

GBH CPAs PC

Houston, TX

August 11, 2011